UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2016

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2016, Kite Pharma, Inc. (“Kite”) announced that Paul L. Jenkinson has been named as Kite’s Chief Financial Officer, effective May 16, 2016. Mr. Jenkinson succeeds Cynthia M. Butitta, who continues in her role as Kite’s Chief Operating Officer.

Mr. Jenkinson, age 56, served as Vice President, Global Commercial and Corporate Finance at Allergan, Inc., a global pharmaceutical company, from January 2008 to June 2015, and as its Vice President, Corporate Finance from July 2006 to December 2007. In his role at Allergan, Inc., Mr. Jenkinson was responsible for the corporation’s financial planning and analysis activities, working with commercial operations, manufacturing operations, research and development, and general and administration functions in multiple international markets. His responsibilities also included global commercial finance with a focus on performance and system-wide revenue and cost management initiatives. Prior to joining Allergan, Inc., Mr. Jenkinson served as Vice President and Corporate Officer, Kwikset, Baldwin and Weiser Lock Companies at Black & Decker Corporation (presently Stanley Black & Decker). In addition, he also held positions at a predecessor company of Fonterra and Deloitte New Zealand earlier in his career. Mr. Jenkinson obtained a Bachelor of Commerce degree in Accounting & Finance and Marketing from the University of Otago, New Zealand.

Pursuant to the terms of an employment offer letter, dated May 3, 2016, Mr. Jenkinson will be provided with the following compensation:

•	Annual base salary of $400,000;

•	Eligibility to receive an annual performance bonus at a target amount equal to 50% of his base salary;

•	Relocation payment of $65,000, following deduction of all amounts as may be required by law, to be made within 30 days of his start date. Mr. Jenkinson’s right to retain this payment is conditioned on his continued employment for one year after his start date. However, if Mr. Jenkinson’s employment is terminated within his first year of employment by Kite for reasons other than for cause, then he will be entitled to retain the relocation payment;

•	An option (the “Option”) to purchase 125,000 shares of Kite’s Common Stock pursuant to Kite’s 2014 Equity Incentive Plan, with an exercise price equal to the closing price of Kite’s Common Stock as reported on the NASDAQ Global Select Market on May 16, 2016. The Option will vest as to 25% of the shares subject to the Option on the one-year anniversary of his start date, and as to 1/36th of the shares subject to the Option each month thereafter; and

•	Participation in other benefit plans in accordance with Kite’s practices for other executives of a similar level, including participation in Kite’s Change in Control and Severance Benefit Plan.

A copy of the press release issued by Kite announcing the appointment of Mr. Jenkinson is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report:

99.1      Press Release of Kite, dated May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	KITE PHARMA, INC. (Registrant)

	By:	/s/ Cynthia M. Butitta
	Name:	Cynthia M. Butitta
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kite, dated May 16, 2016.